CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby provide our consent, dated May 7, 2021, to the incorporation by reference in this Report on the amended Form 1-A registration of PFG Fund V, LLC for the period from August 26, 2020 through December 31, 2020 (the “period”) of our report dated May 7, 2021 included in its Registration Statement on Form 1-A relating to the financials for the period ended December 31, 2020, listed in the accompanying index.

Spiegel Accountancy Corp

Pleasant Hill, California

May 7, 2021